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                                                                    EXHIBIT 10.1

                         UNITED FINANCIAL HOLDINGS, INC.

                  STOCK OPTION AND INCENTIVE COMPENSATION PLAN

                               Article I. - General

         A. Background. The shareholders of United Financial Holdings, Inc. the "Company") have determined that it is in the best interests of the Company and its shareholders for the Company to reward Executives as well as members of its board of directors many of whom have, for much of the past ten years, been compensated at less than market rates. However, through the individual and combined efforts of the Executives and directors, the Company has achieved a high level of performance and outstanding market position.

         B. Purpose. The purpose of this Plan is to further align the interests of Executives and Board Members of the Company and its Subsidiaries with that of the Company shareholders, provide for an enhanced equity interest of management, including Board Members, in the Company commensurate with its performance and provide an incentive for continuous service with the Company.

         C. Effective Date of the Plan. This Plan is effective on the date approved by the Board, as noted herein. This Plan is further subject to the approval by the shareholders of the Company at a meeting duly called, a quorum being present. If the shareholders do not approve this Plan by January 31, 1998, this Plan shall be null and void.

         D. Definitions. The following definitions shall apply to this Plan:

                  1. "Board" means the board of directors of the Company.

                  2. "Board Member" means an individual other than an Executive who is at the time: (i) a present member of the Board, or (ii) an individual not then a member of the Board but who served as a member of the Board for ten (10) or more years and was not removed from the Board for Cause.

                  3. "Board Shares" means the Shares reserved for Options awarded to Board Members who are Recipients.

                  4. "Cash Award" means the payment of compensation to an Eligible Person in accordance with Article IV hereof.

                  5. "Cause" in regard to a Termination means only the following:

                     a. If an Executive, the termination of the Executive's employment by the Company or its Subsidiary because


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there has been a final non-appealable conviction of, or a plea of, guilty or nolo contendere by the Executive to a felony or misdemeanor involving fraud, embezzlement, theft, dishonesty or other criminal conduct, or because of the habitual neglect of the Executive's duties or failure by the Executive to perform or observe any substantial lawful obligation of the Executive's employment that is not remedied within thirty (30) days after written notice thereof from the Board of the Company (or Subsidiary employing the Executive), or

                     b. If a Board Member, the removal of the Board Member from office because there has been a final non-appealable conviction of, or a plea of, guilty or nolo contendere by the Board Member to a felony or misdemeanor involving fraud, embezzlement, theft, dishonesty or other criminal conduct, or because of the failure of the Board Member to perform or observe any substantial lawful obligation as a Director that is not remedied within thirty
(30) days after written notice thereof from the Board of the Company.

                  6. "Change of Control" means (1) a tender offer made and consummated for the ownership of twenty-five percent (25%) or more of the outstanding voting securities of the Company, (2) a merger or consolidation of the Company with another corporation and as the result of the merger or consolidation seventy-five percent (75%) or less of the voting securities of the surviving corporation are owned by those persons who owned shares of the Company immediately before the merger or consolidation, (3)a sale of al or substantially all of the assets of the Company to another corporation not a Subsidiary of the Company, or (4) an acquisition of the Company by a person, within the meaning of
Section 3(a)(9) or Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, of twenty-five percent (25%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(1)(as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934.

                  7. "Code" means the Internal Revenue Code of 1986, as amended.

                  8. "Committee" means the Strategic Review Committee of the Company, serving as the Plan Committee.

                  9. "Common Stock" means the Common Stock of the Company.



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                  10. "Company:  means United Financial Holdings, Inc.

                  11. "Date of Grant" means the date on which an Option is granted to a Recipient, which date is the date this Plan is approved by the Board.

                  12. "Death" means the Recipient has died while he or she is (i) employed by the Company or a Subsidiary or (ii) a Board
Member.

                  13. "Eligible Person" means:

                           a.       A Board Member; or

                           b.       An Executive.

                  14. "Executive" means one of the Executive Officers of the Company or a Subsidiary identified on Exhibit A as an Eligible Person in the Plan.

                  15. "Executive Shares" means the number of Shares reserved for Options awarded to Executive Recipients.

                  16. "Fair Market Value" means the fair market value of the Common Stock. If the Common Stock is not publicly traded on the date as of which fair market value is being determined, the Board shall determine the fair market value of the Shares, upon recommendation of the Committee, using such factors as the Board considers relevant, such as the price at which recent sales have been made, pending offers, the book value of the Common Stock, and the Company's current and projected earnings. If the Common Stock is publicly traded on the date as of which fair market value is being determined, the fair market value is the average of the high bid and ask price of the Common Stock as quoted on NASD OTC Bulletin Board on that date. If a price quotation does not occur on the date as of which fair market value is being determined, the next preceding date on which a price was quoted will determine the fair market value.

                  17. "Incentive Stock Option" means a stock option granted pursuant to either this Plan or any other plan of the Company that satisfies the requirements of Section 422 of the Code and that entitles the Recipient to purchase stock of the Company.

                  18. "Net Option Value" means the amount by which the total Fair Market Value of the Shares for Options granted and United Financial Stock Option and Incentive Compensation Plan outstanding (whether or not vested) under the Plan exceed the total cost of exercising such Options.


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Stock Option and Incentive Compensation Plan
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                  19. "Net Sales Proceeds" are the "net proceeds" distributable to, or paid to, shareholders of the Company upon a transaction resulting in a Change of Control. The net proceeds is the amount of cash, notes, securities or other consideration received in the transaction, reduced by usual and customary out-of-pocket closing costs such as legal fees, accounting fees, appraisals, fairness opinions, broker commissions, and transfer taxes, fees and costs.

                  20. "Nonqualified Stock Option" means a stock option granted pursuant to the Plan that is not an Incentive Stock Option and that entitles the Recipient to purchase stock of the Company.

                  21. "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

                  22. "Option Agreement" means a written agreement entered into between the Company and a Recipient which sets out the terms and restrictions of an Option award granted to the Recipient.

                  23. "Option Shareholder" means a Recipient who has or her Option.

                  24. "Option Shares" means Shares issued by the company upon exercise of an Option.

                  25. "Option Term" means the period of ten (10) years following the Date of Grant.

                  26. "Permanent and Total Disability" means a finding by the Board that the Recipient has become, while (i) employed by the Company or a Subsidiary, or (ii) a Board Member, unable to perform any full-time, substantial gainful activity, with or without accommodation, by reason of medically determinable physical or mental impairment which can be expected to result in death or which is otherwise permanent.

                  27. "Plan" means this United Financial Holdings Inc. Stock Option and Incentive Compensation Plan.

                  28. "Pool" is the maximum amount available for Cash Awards, calculated as of the date of a Change of Control. The Pool is determined in the sole and absolute discretion of the Board, but the Pool shall not exceed an amount which is equal to fifteen percent (15%) times the excess of the Net Sales Proceeds over the Return Amount, with the product reduced by the total of (i) the Net Option Value and the (ii) the Salary Continuation Amounts.



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                  29. "Recipient" means an Eligible Person who is awarded an
Option.

                  30. "Retirement" means termination of the Recipient's employment as an Executive of the Company or a Subsidiary, or, as the case may be, status as a Board Member, (i) at or after age sixty (60) at a time the sum of his or her age and years of service with the Company or Subsidiary equals at least seventy-five (75), or (ii) at or after age sixty-five (65) provided that the years of service have been ten (10) or more years.

                  31. "Return Amount" means the computed amount which would result had the average daily consolidated capital of the Company been invested since commencement of the Company in 1986 at sixteen and one-half percent (16.5%) compounded annually.

                  32. "Salary Continuation Agreements" means the Salary Continuation Agreements entered into by the Company or a Subsidiary with an Executive.

                  33. "Salary Continuation Amounts" means the face amounts payable to Executives under the Salary Continuation Agreements in effect.

                  34. "Share" means a share of the Common Stock, as adjusted in accordance with the Plan.

                  35. "Subsidiary" means a wholly owned subsidiary of the Company.

                  36. "Termination" means that for a reason other than Death, Permanent and Total Disability or Retirement the Recipient (i) who was an Executive no longer is employed by the Company or a Subsidiary as an Executive, or (ii) who was a Board Member no longer is a Board Member.

               E. Administration. The Plan shall be administered by the Committee. The Committee shall not have the authority to designate Eligible Persons, Recipients or award Options. All Eligible Persons, Recipients and all Options are designated in this Plan and its Exhibits; however, the Committee shall allocate United Financial Stock Option and Incentive Compensation Plan Incentive Stock Options and Nonqualified Stock Options to be awarded to Executives when the Fair Market Value of the Shares is determined by the Board. The Committee has the authority and responsibility to interpret the Plan, adopt, amend, and rescind rules and regulations related to the administration of the Plan, and to make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.


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No member of the Committee shall be liable for any action taken or decisions made in good faith relating to the Plan or its interpretation or administration.

         F. General Plan Provisions Applicable to All Options. The following provisions apply to each Option, whether for Shares under the Nonqualified Stock Option or the Incentive Stock Option.

            1. Option Vesting. Each Recipient may only exercise an Option that has vested, subject to the further requirements of the Plan related to Death, Permanent and Total Disability, Retirement and Termination. The following shall apply:

                           a.       Each Board Member Recipient fully vests in
his or her Option at the Date of Grant.

                           b.       Each Executive-Recipient fully vests upon
Death, Permanent and Total Disability, and Retirement. Otherwise, each Executive-Recipient Option vests in accordance with the following schedule of continuous years of service for the Company and its Subsidiaries:

                                    (1)     Prior to completing two (2) years of
service, a Recipient is not vested in his or her Option.

                                    (2)     During the third year of service,
the Recipient vests in twenty percent (20%) of the Option.

                                    (3)     During the fourth year of service,
the Recipient vests in forty percent (40%) of the Option.

                                    (4)     During the fifth year of service,
the Recipient vests in sixty percent (60%) of the Option.

                                    (5)     During the sixth year of service,
the Recipient vests in eighty percent (80%) of the Option.

                                    (6)     After the sixth year of service, the
Recipient vests in one hundred percent (100%) of the Option.

         For purposes of Plan vesting, service commences on the date the Executive-Recipient commenced full-time employment for the Company or a Subsidiary.

            2. Shares Limits Each Option Exercise. Vested Options may be exercised either at one time as to the total number of Shares then available, or from time to time as to any portion of the Shares available, in unites of one hundred (100) Shares or multiples thereof.


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                  3. Notice of Exercise. Subject to the terms and a be exercised by written notice to the Company at its principal office, attention Chief Executive Officer, with copies to the attention of the Chief Financial Officer. Each notice shall state the election to exercise an Option and the number of Shares in respect of which it is being exercised.

                  4. Payment and Deliver of Documents. The notice shall be accompanied by:

                           a.       a certified cashier's check payable to the
order of the Company, or other acceptable funds, for the full purchase price of the Shares in respect of which an Option is being exercised, and

                           b.       the agreement required under the Section
hereof titled "Purchase for Investment Only."

                  5. Issue of Shares. Subject to the Recipient's covenants contained in Sections titled "Income Tax," "Purchase for Investment Only," and other provisions of this Plan, the certificate or certificates representing the Shares shall be issued and delivered by the Company as soon as practicable and within thirty (30) days after receipt of the notice, documents to be delivered, and payment.

                  6. Name Registration of Shares. The stock certificate or certificates shall be registered in the name of the person exercising an Option or, if the Option shall be exercised by the Recipient, and if the Recipient shall so request in the notice exercising the Option, shall be registered in the name of the Recipient and another person jointly, with right of survivorship (or as tenants by the entireties, if a spouse), and shall be delivered to or on the written order of the person or persons exercising the Option.

                  7. Limitation As to Exercise. Except for exercise of an Option following the Recipient's Death an Option may only be exercised by the Recipient. If an Option is being exercised following the Death of the Recipient, the notice of Option exercise shall be accompanied by appropriate proof of the right of the person or persons to exercise the Option.

                  8. Options Not Transferrable. No Option may be transferred except by testamentary bequest (or equivalent) or by the laws of descent and distribution. An Option may not otherwise be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Any


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Stock Option and Incentive Compensation Plan
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attempted assignment, transfer, pledge, hypothecation, or other disposition of an Option contrary to the provisions of this Plan, and the levy of any attachment or similar process on an Option, shall be null and void and without effect.

                  9. Dilution Adjustments. The number of Shares of stock subject to the Options and the Options price per Share shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Company resulting from payment of a stock dividend on the Common Stock, a subdivision or combination of shares of the Common Stock, or a reclassification of the Common Stock. The adjustments and the manner of application of the provisions of this Section shall be determined by the Board, upon advice of the Committee. An adjustment may provide for the elimination of any fractional Share which might otherwise become subject to the Options.

                  10. Rights as Shareholder. A Recipient or a permitted transferee of the Options shall have no right as a shareholder with respect to any Share covered by the Options until he or she is the holder of record of the Share. Except as provided in this Plan, no adjustment shall be made for dividends or cash distributions, ordinary or extraordinary, whether in cash, securities, or other property, or distributions or other rights in respect of the Shares for which the record date is prior to the date on which he or she becomes the holder of record of the Share.

                  11. No Employment Rights. Nothing contained in this Plan shall restrict the right of the Company or any Subsidiary then employing an Executive to terminate the employment of the Executive at any time, with or without Cause. The termination of employment of the Executive, whether by the Company or any Subsidiary, and regardless of the reason, shall, as to the subject matter hereof, have the results provided for in this Plan. Similarly, nothing herein shall grant any right to any Board Member to continue as a member of the Board.

                  12. Non-Uniform Determination. Nothing contained in this Plan shall require the Company, a Subsidiary, the Board or the Committee to make uniform decisions in regard to any award, regardless of whether or not persons are similarly situated.

                  13. Leave of Absence. The Committee shall be entitled to make rules, regulations and determinations deemed appropriate under the Plan in respect to any leave of absence taken by a Recipient. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not a leave of absence shall constitute a Termination within the meaning of the


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Plan, (ii) the impact, if any, of any such leave of absence on awards hereunder.

         G. Purchase for Investment Only. Each Recipient, by accepting an award of a Stock Option, represents to the Company that it is his or her present intention to acquire the Shares covered by the Options for investment and not with a view toward the distribution or sale of the Shares.

                  1. Each Recipient understands and agrees that, unless the Shares subject to Option are registered by election of the Board:

                           a.       The Shares issued under the Options shall be
unregistered within the meaning of applicable federal and state securities,laws, and will be issued under applicable exemptions from registration.

                           b.       The Shares acquired under the Options shall
not thereafter be transferable except in accordance with applicable exemptions from registration.

                           c.       Neither the Company nor any Subsidiary has
any obligation to cause any Shares to be registered for further distribution.

                           d.       Upon Option exercise, and as a condition of
such exercise, the Recipient or other person or persons exercising the Options shall sign and deliver to the Company for its benefit a written agreement in form and substance reasonably satisfactory to the Company in which he or she (1) represents that, unless the Shares are registered, (a) the purchase of the Shares are being purchased for investment and not with a view of resale or redistribution thereof, and (b) agrees not to assign, hypothecate, pledge, sell or transfer the Shares with or without consideration except pursuant to a transaction which is exempt from registration under federal and state securities laws (unless a registration statement under applicable securities laws is then effective in regard to such Shares), and (2) consents to withholding all necessary and appropriate payroll and employment taxes in connection with the exercise of the Options.

                  2. Unless the Company has registered the Shares, shares issued shall be endorsed substantially as follows:

                  "The Shares of stock represented by this Certificate have not been registered under the federal or any applicable state securities acts and cannot be transferred without an opinion of counsel satisfactory to legal counsel for


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                  the Company that such transfer will not violate any such
                  securities laws."

                  3. The Recipient's investment representations and understandings contained herein bind him or her and his or her personal representatives, heirs, beneficiaries, successors and assigns. Upon any exercise of an Option by a permitted transferee, the permitted transferee shall represent in writing to the Company his or her investment intent and understandings, which shall be consistent with this Section, as if the transferee was the Recipient.

         H. Compliance with Law; Approval of Regulatory Bodies. To the contrary notwithstanding, Options can be granted, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if either (a) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (b) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. No Option may be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

         I. Income Taxes. Each Recipient, by his or her acceptance of the award of a Stock Option, represents to the Company that (i) he or she understands that the fair market value of the Shares in excess of the price at which an Option for Nonqualified Stock Option Shares is exercised is taxable to the Recipient as ordinary compensatory income under federal income tax laws current at the time the Nonqualified Stock Option is exercised and that (ii) he or she understands that exercise of the Incentive Stock Option can also cause taxation at the time of exercise, or at other times, as described in Article III, and that if the price at which Incentive Stock Options are exercised is less than the amount required in the Internal Revenue Code, such Options may also be taxed upon their exercise. The taxes applicable shall, if an Option resulting in tax is exercised by the Recipient, be paid by withholding taxes or as otherwise agreed at the time; if the Recipient is deceased, or not employed by the Company at the time of Option exercise, the Recipient (or the Recipient's successor) and the Company shall agree on the proper payment of tax liability prior to the issuance of the Option Shares upon exercise. The Company reserves the


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right, in its sole and absolute discretion to issue or transfer Shares net of the number of Shares sufficient to satisfy the withholding and payroll tax requirements. For this purpose, the Shares shall be valued on the date of the withholding obligation.

         J. Parachute Compensation Exception. Anything contained in this Plan to the contrary notwithstanding, upon a Change in Control as defined in this Plan, or other change of control defined in Internal Revenue Code with respect to golden parachute payments, no "excess golden parachute payments" shall be paid by the Company to or for any "disqualified person" as those terms are used and defined in the Internal Revenue Code, in particular Sections 280G and 4999, unless the issued and outstanding stock of the Company is then not readily traceable on an established securities market or otherwise, thus, qualifying for the "exception" provided in Section 280G and any such payments which otherwise would be excess golden parachute payments are approved prior to any change in control by the shareholders of the Company in accordance with Section 280G.

         K. Liability of the Company. The Company and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences incurred by a Recipient or other person with respect to an Option, Cash Award, or the Plan.

         L. Claims Dispute Resolution. If the Recipient or other person authorized to exercise the Options or receive a Cash Award, believes that he or she is being denied an Option or Cash Award, or a right thereunder, (whether by termination of the Option or otherwise) to which he or she is entitled under this Plan (hereinafter referred to as a "Claimant"), the Claimant may file a written request for such benefit with the Company, setting forth his or her claim. The request must be addressed to the Chief Executive Officer at the Company's then principal place of business.

                  1. Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

                  2. If the claim is denied in whole or in part, the Company shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

                     a.       The specific reason or reasons for such denial;



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                     b.       The specific reference to pertinent provisions of
this Plan or the Option Agreement on which such denial is based;

                     c. A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary;

                     d. Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

                     e. The time limits for requesting a review under Subsection 3. and for review under Subsection 4. hereof.

                  3. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Board review the determination of the Company. Such request must be addressed to the Board, at the then principal place of business of the Company. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Board. If the Claimant does not request a review of the Company's determination by the Board within such sixty (60) day period, he or she shall be barred and estopped from challenging the Company's determination.

                  4. Within sixty (60) days after the Board's receipt of a request for review, the Board will review the Company's determination. After considering all materials presented by the Claimant, the Board will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Board will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred eighty (180) days after receipt of the request for review.

         M. Types of Awards. Awards under this Plan shall be in one or more of the following:

                  1. Nonqualified Stock Option, as described in Article III.

                  2. Incentive Stock Option, as described in Article III.

                  3. Cash Award, as described in Article IV.



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         N. Aggregate Limitation on Awards.

                  1. Shares of stock issued under the Plan are from the authorized but unissued shares of common stock of the Company. The maximum number of Shares which may be issued under the Plan are one hundred fifty-six thousand (156,000) shares, allocated one hundred four thousand (104,000) shares as Executive Shares and fifty two thousand (52,000) shares as Board Shares.

                  2. The Cash Award shall equal the amount determined by the Board at the time of the Award. However, the Cash Award shall not exceed the Pool Amount.

         O. Amendment of Plan. At any time in its sole discretion, the Company may, but is not required to, amend the Plan, or any Article thereof, in response to changes in securities laws, tax laws, banking laws, employment laws or other laws, or rules, regulations, or regulatory interpretations thereof applicable to the Plan, the Option or the Shares. Without limiting the foregoing, each Option and Option Agreement may be amended by the Board at any time (i) if the Board determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in the Internal Revenue Code or the rules and regulations thereunder, or any federal or state securities law or banking law, or other law, rule or regulation, which change occurs after the Date of Grant and by its terms applies to the Option, or (ii), in addition to the circumstances described in (i), a Recipient's Option Agreement and Option may be amended with the consent of the Recipient.

                    ARTICLE II. - NONQUALIFIED STOCK OPTIONS

         A. Board Shares. Options to Board Members from the Board Shares are awarded as Nonqualified Options to Eligible Person Board Members as specified on Exhibit B.

         B. Executive Shares. Options to Executives from the Executive Shares which were not awarded as Incentive Stock Options under Article III are awarded as Nonqualified Options to Eligible Person Executives as specified on Exhibit C.

         C. Option Agreement. The award of a Nonqualified Stock Option to an Eligible Person (Recipient) shall be evidenced by a written Option Agreement executed by the Company and the Recipient of the award. The form and substance of the Option Agreement shall be approved by the Committee.



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         D. Price. The Option price shall be stated in the Option Agreement and shall be equal to one hundred percent (100%) of the Fair Market Value of the Shares on the Date of the Grant.

         E. Period of Option Exercise. Except as provided herein in the event of the Recipient's Death, Permanent and Total Disability, Retirement or Termination, each Nonqualified Stock Option is exercisable from and after the Date of Grant (to the extent vested) and may be exercised only during the Option Term. No Nonqualified Stock Option may be exercised after the expiration of the Option Term.

         F. Manner of Payment. Each Option Agreement shall set forth the procedure governing the exercise of the Nonqualified Stock Option and shall provide that, upon such exercise, the Shares optioned shall be paid for in cash or other acceptable funds.

         G. Death. Upon the Death of the Recipient, any Nonqualified Stock Option rights exercisable on the date of death shall be exercisable by the estate of the Recipient, or by the person who acquires the right to exercise the Option by inheritance or by reason of Death, provided that such exercise occurs both within the Option Term and within one (1) year following the date of Death.

         H. Retirement or Permanent and Total Disability. Upon the Recipient's Retirement or Permanent and Total Disability (as each is defined in the Plan and determined by the Committee), the Recipient may exercise his or her Nonqualified Stock Option provided that the exercise occurs both within the Option Term and within thirty-six (36) months following the date of Retirement or Permanent and Total Disability, as the case may be.

         I. Termination. A Recipient's right to exercise any unexercised Nonqualified Stock Option shall cease and become void upon a Termination for Cause as defined in the Plan, but may be exercised following any other Termination if exercised both within the Option Term and within one (1) year following the date of Termination.

                     ARTICLE III. - INCENTIVE STOCK OPTIONS

         A. Executive Shares. Options to Executives from the Executive Shares which are awarded as Incentive Stock Options to Eligible Person Executives are specified on Exhibit C.

         B. Option Agreement. The award of an Incentive Stock Option to an Eligible Person (Recipient) shall be evidenced by a written Option Agreement executed by the Company and the Recipient of the


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United Financial
Stock Option and Incentive Compensation Plan
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award. The form and substance of the Agreement shall be approved by the
Committee.

         C. Price. Except as provided in the next sentence, the Option price shall be stated in the Option Agreement and shall be equal to one hundred percent (100%) of the Fair Market Value of the Shares on the Date of the Grant. An Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of either the Company or any parent or subsidiary, shall be granted at an exercise price of one hundred ten percent (110%) of Fair Market Value on the Date of Grant. In calculating stock ownership of any person, the attribution rules of Code Section 424(d) will apply. Furthermore, in calculating stock ownership, any stock that the individual may purchase under outstanding options will not be considered.

         D. Period of Option Exercise. Except as provided herein in the event of the Recipient's Death, Permanent and Total Disability, Retirement or Termination, or ownership of ten percent (10%) or more of the stock of the Company, its parent or any subsidiary, each Incentive Stock Option is exercisable from and after the Date of Grant (to the extent vested) and may only be exercised during the Option Term. No Incentive Stock Option may be exercised after the expiration of the Option Term. Any Incentive Stock Option granted to a Recipient who owns ten percent (10%) or more of the stock of the Company, or any parent or subsidiary of the Company, shall be exercisable only during the five-year period immediately following the Date of Grant.

         E. Maximum Amount of Incentive Stock Options Award. The aggregate Fair Market Value, determined on the Date of Grant, of stock in the Company with respect to which any Incentive Stock Options under the Plan and all other plans of the Company or its Subsidiaries (within the meaning of Section 422(b) of the Code) may become exercisable by any individual for the first time in any calendar year shall not exceed One Hundred Thousand Dollars ($100,000).

         F. Manner of Payment. Each Incentive Stock Option Agreement shall set forth the procedure governing the exercise of the Incentive Stock Option and shall provide that, upon such exercise, the Shares optioned shall be paid for in cash or other acceptable funds.

         G. Death. Upon the Death of the Recipient, any Incentive Stock Option rights exercisable on the date of Death shall be exercisable by the estate of the Recipient, or by the person who acquires the right to exercise the Option by inheritance or by


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United Financial
Stock Option and Incentive Compensation Plan
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reason of death, provided that such exercise occurs both within the Option Term and within one (1) year following the date of Death.

         H. Retirement or Permanent and Total Disability. Upon the Recipient's Retirement or Permanent and Total Disability (as each is defined in the Plan and determined by the Committee), the Recipient may exercise his or her Incentive Stock Option provided that the exercise occurs both within the Option Term and within thirty-six (36) months following the date of Retirement or Permanent and Total Disability, as the case may be.

         I. Termination. A Recipient's right to exercise any unexercised Incentive Stock Option shall cease and become void upon a Termination for Cause as defined in the Plan, but may be exercised following any other Termination if exercised both within the Option Term and within one (1) year following the date of Termination.

         J. Incentive Stock Option Tax Treatment. Provided, however, notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Internal Revenue Code upon the exercise of an Incentive Stock Option will not be available to a Recipient who exercises any Incentive Stock Option more than (i) one (1) year after the date of termination because of Permanent and Total Disability or (ii) three (3) months after the date of termination because of Retirement or other Termination.

                            ARTICLE IV. - CASH AWARDS

         A. Change of Control Event. Upon a Change of Control, a Cash Award, allocated among Recipients in accordance with Exhibit D, may be awarded to Recipients in the sole and absolute discretion of the Board. Two-thirds of the Cash Award shall be allocated to Executives and one-third of the Cash Award shall be allocated to Board Members. The Cash Award allocated to Executives shall be allocated among Executives in accordance to the ratios of Executive units established in accordance with Exhibit D-1. The Cash Award allocated to Board Members shall be allocated among Board Members in accordance to the ratios of Board Member units established in accordance with Exhibit D-2.

         B. Death, Retirement or Permanent and Total Disability. If within one
(1) year after the Death, Retirement or Permanent and Total Disability of a Recipient, a Change of Control occurs, the Recipient (or his or her estate) shall participate in the Cash Award allocated in the ratio of his or her units to other units of the same class (that is, if the Recipient had been an Executive, the deceased, retired or disabled Recipient shall participate in the Cash Award assigned to Executive units; if the Recipient had


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United Financial
Stock Option and Incentive Compensation Plan
Page 17


been a Board Member, the deceased, retired or disabled Recipient shall participate in the Cash Award assigned to Board Member units).

         C. Termination. A Recipient's right to an unpaid Cash Award (whether or not earned before Termination) shall terminate upon a Termination, whether or not with Cause, occurring prior to the Change of Control.

         D. Withholding. All payments of Cash Awards shall be subject to payroll and withholding tax, as required by law.




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United Financial
Stock Option and Incentive Compensation Plan
Page 18


         E. Time of Payment. Payment of Cash Awards shall be made by the Company within one (1) month following the closing of the transaction resulting in a Change of Control.

                                         UNITED FINANCIAL HOLDINGS, INC.



                                         By:
                                            ----------------------------------

Approved By:

         The Board of Directors on November 18, 1997 and by the Shareholders on , 1997.




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United Financial
Stock Option and Incentive Compensation Plan
Page 19


                                    Exhibit A

                          Executives: Eligible Persons

         The following Executives employed by the Company or a Subsidiary are designated as eligible for participation in the Plan:

                  As to Stock Options: Savage, Winner, Nidasio, Stokes, Johler, Blackburn, Bardin, Sharp, Swanson, Williams, Barletta, Shingler, Lombardo, Schmidt, Levering, and Barker.

                  As to Cash Awards: Savage, Winner, Nidasio, Stokes, Johler, Blackburn, Bardin, Sharp, Swanson, Williams, Barletta, Pettit, Shingler, Stufflebeam, Lombardo, Nicholas, Knowlton, Levering, Barker, Collins, Stamper, Schmidt, Curtis, Fasan, Lowe, Mittermayer, Eickhoff, Peiper, and Willoughby.

         For purposes of allocation of the Executive portion of Cash Awards Pool among Executives, the Company reserves the right from time to time and at any time, by action of its Board of Directors, to designate one or more additional persons as participants in the Executive Cash Award Pool, and upon such designation, reference to Executives in regard to Cash Awards shall include such persons.




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United Financial
Stock Option and Incentive Compensation Plan
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                                    Exhibit B

                                  Stock Options
                             Awards of Board Shares

         The Board Shares are allocated to Board Members in accordance with the following:

                  Clampitt, 7,682; Davis, 7,060; Esteva 1,923; Focardi 1,162; Foreman 3,783; Irwin 7,618; MaCris 4,326; Norrie 6,436; Petrini 564; Snell 3,421; and Wier 8,025 for a total of 52,000 Shares.




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United Financial
Stock Option and Incentive Compensation Plan
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                                    Exhibit C

                                  Stock Options
                           Awards of Executive Shares

         The Executive Shares are allocated to Executives in accordance with the following:

                  Savage 34,000; Winner 19,000; Nidasio 2,500; Stokes 12,500;
                  Johler 6,500; Blackburn 3,500; Bardin 9,000; Sharp 3,500; Swanson 6,500; Williams 1,500; Barletta 500; Shingler 500; Lombardo 1,500; Schmidt 1,000; Levering 1,000; and Barker 1,000 "for a total of 104,000 Shares.

         The Committee shall allocate the Executive Shares, first to Incentive Stock Options, to the extent permitted by the Plan, and then to Nonqualified Stock Options.




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United Financial
Stock Option and Incentive Compensation Plan
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                                   Exhibit D

                              Cash Award Allocation

         NOTHING CONTAINED IN THIS EXHIBIT SHALL SERVE AS A REPRESENTATION OR GUARANTEE BY THE COMPANY THAT ANY CASH AWARD WILL BE MADE TO ANY BOARD MEMBER OR ANY PRESENT OR FUTURE EXECUTIVE, AS THE AMOUNT OF THE CASH AWARD POOL TO BE SET UPON ANY CHANGE OF CONTROL IS DISCRETIONARY WITH THE BOARD OF DIRECTORS (SUBJECT TO PLAN REQUIREMENTS AND LIMITATIONS); AND A CASH AWARD (IF AN EXCESS GOLDEN PARACHUTE PAYMENT) MAY REQUIRE FURTHER APPROVAL OF THE STOCKHOLDERS, AS PROVIDED IN THE PLAN.

         EXCEPT AS PROVIDED IN THE PLAN RELATED TO THE PRIOR DEATH, RETIREMENT, OR PERMANENT AND TOTAL DISABILITY OF A RECIPIENT, A RECIPIENT MUST NOT BE A PARTY TO A TERMINATION PRIOR TO THE TIME OF THE CHANGE IN CONTROL.

Exhibit D-1; Executives:

         Of the amount of a Cash Award Pool allocated to Executives, the amount shall be allocated among Executives in accordance with the units allocated to the Executive compared with the total number of units allocated to all Executives.

         Nineteen (19) Executive units are assigned by the Company for present and future Executives employed by United Trust, (presently a department of United Bank and Trust Company, but to be spun out as a separate Subsidiary) and by Eickhoff, Pieper & Willoughby, Inc., a Subsidiary (collectively, the "Trust and Eickhoff Executives"). Eighty-one (81) units are assigned for present and future Company and Subsidiary Executives, exclusive of the Trust and Eickhoff Executives. Units will be allocated among Executives at the time of the Change of Control by the Board, in consideration of the Executive's service, compensation level, responsibility and performance, as then evaluated by the Board in its sole and absolute discretion.

         By way of example and not limitation, as of November 1997, the Board has tentatively approved the following Executive units, subject to future adjustment among Executives, as well as dilution resulting from allocation of additional units to persons who become future Executives.

                  Savage 18; Winner 12; Nidasio 3; Stokes 8; Johler 5; Blackburn 3; Bardin 7; Sharp 4; Swanson 6; Williams 2; Barletta 1; Pettit 1; Shingler 1; Stufflebeam 1; Lombardo 2; Nicholas 1; Knowlton 1; Levering 1; Barker 1; Collins

United Financial
Stock Option and Incentive Compensation Plan
Page 23

                  1.5; Stamper 0.5; Schmidt 1; Curtis 3; Fasan 3; Lowe 1; Mittermayer 3; Eickhoff 3; Peiper 3; and Willoughby 3.

Exhibit D-2; Board Members:

         Of the amount of a Cash Award Pool allocated to Board Members, the amount shall be allocated among Board Members in accordance with the units allocated to the Board Member compared to the total number of units allocated to all Board Members. Units are determined by measuring the compensation paid by the Company to a Board Member from 1994 to the date a Change in Control occurs compared to the total compensation paid by the Company to all Board Members during the same time period, with each percentage-point equaling one unit.

         By way of example and not limitation, as of November 1997, the Board Members have the following current numbers of units.

                  Clampitt 14.8; Davis 13.6; Esteva 3.7; Focardi 2.2; Foreman 7.3; Irwin 14.7; MaCris 8.3; Norrie 12.4; Petrini 1.1; Snell ,6.6; and Wier 15.4.